FUND OF FUNDS INVESTMENT AGREEMENT

THIS AGREEMENT, dated as of January 19, 2022, between/among each Acquiring Fund(s), severally and not jointly listed on Schedule A hereto (each, an “Acquiring Fund”), and each series of the Direxion Funds (the “Trust”), excluding those listed on Schedule B hereto (each, an “Acquired Fund”), severally and not jointly. The Acquired Funds, together with the Acquiring Funds, are the “Funds.”

WHEREAS, each Fund is registered with the U.S. Securities and Exchange Commission (“SEC”) as an investment company under the Investment Company Act of 1940, as amended, (the “1940 Act”);

WHEREAS, an Acquiring Fund is not in the same Group of Investment Companies (as defined in Rule 12d1-4(d) under the 1940 Act) as any Acquired Fund and the Acquired Fund’s investment advisor, or any person controlling, controlled by, or under common control with such investment adviser, is not the Acquiring Fund’s sub-adviser;

WHEREAS, Section 12(d)(1)(A) of the 1940 Act limits the extent to which a registered investment company may invest in shares of other registered investment companies and Section 12(d)(1)(B) limits the extent to which a registered investment company, its principal underwriter or registered brokers or dealers may knowingly sell shares of such registered investment company to other investment companies;

WHEREAS, Rule 12d1-4 under the 1940 Act (the “Rule”) permits registered investment companies, such as the Acquiring Funds, to invest in shares of other registered investment companies, such as the Acquired Funds, in excess of the limits of Section 12(d)(1) of the 1940 Act subject to compliance with the conditions of the Rule, including that an Acquired Fund and an Acquiring Fund enter into an agreement, such as this Agreement, before the Acquiring Fund purchases shares of the Acquired Fund in excess of the limits established by Section 12(d)(1)(A) of the 1940 Act; and

WHEREAS, an Acquiring Fund may, from time to time, invest in shares of one or more Acquired Funds in excess of the limitations of Section 12(d)(1)(A) in reliance on the Rule;

NOW THEREFORE, in accordance with the Rule, the Acquiring Fund[s] and the Acquired Fund[s] desire to set forth the following terms pursuant to which the Acquiring Fund[s] may invest in the Acquired Fund[s] in reliance on the Rule.

1.	Terms of Investment

(a) In order to help reasonably address the risk of undue influence on an Acquired Fund by an Acquiring Fund, and to assist the Acquired Fund’s investment adviser with making the required findings under the Rule, each Acquiring Fund acknowledges and agrees as follows:

(i) In-kind redemptions. The Acquiring Fund acknowledges and agrees that, if and to the extent consistent with the Acquired Fund’s registration statement, as amended from time to time, the Acquired Fund may honor any redemption request partially or wholly in-kind.

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(ii) Timing/advance notice of redemptions. Each Acquiring Fund represents that an Acquiring Fund will not seek to disrupt, or intentionally disrupt, the management of the Acquired Fund in connection with any redemption request. In addition, upon a reasonable request by an Acquired Fund, the Acquiring Fund will provide summary information regarding the anticipated timeline of its investment in, and redemption of, shares of the Acquired Fund.

(iii) Scale of investment. Upon a reasonable request by an Acquired Fund, the Acquiring Fund will provide summary information regarding the scale of its contemplated investment in, and redemptions from, the Acquired Fund.

(b) In order to assist the Acquiring Fund’s investment adviser with evaluating the complexity of the structure and fees and expenses associated with an investment in an Acquired Fund, each Acquired Fund shall provide each Acquiring Fund with information on the fees and expenses of the Acquired Fund as reasonably requested by the Acquiring Fund. Such fee and expense information shall be limited to that which is made publicly available by the Acquired Fund.

2.	Representations of the Acquired Funds.

In connection with any investment by an Acquiring Fund in an Acquired Fund in excess of the limitations in Section 12(d)(1)(A), the Acquired Fund agrees to: (i) comply with all conditions of the Rule, as interpreted or modified by the SEC or its Staff from time to time, applicable to Acquired Funds; (ii) comply with its obligations under this Agreement; and (iii) promptly notify the Acquiring Fund if such Acquired Fund fails to comply with the Rule with respect to an investment by the Acquiring Fund, as interpreted or modified by the SEC or its Staff from time to time, or this Agreement.

3.	Representations of the Acquiring Funds.

(a) In connection with any investment by an Acquiring Fund in an Acquired Fund in excess of the limitations in Section 12(d)(1)(A), the Acquiring Fund agrees to: (i) comply with all conditions of the Rule, as interpreted or modified by the SEC or its Staff from time to time, applicable to Acquiring Funds; (ii) comply with its obligations under this Agreement; and (iii) promptly notify the Acquired Fund if such Acquiring Fund fails to comply with the Rule with respect to its investment in such Acquired Fund, as interpreted or modified by the SEC or its Staff from time to time, or this Agreement.

(b) Notwithstanding anything herein to the contrary, any Acquiring Fund that has an “affiliated person” (as defined under the 1940 Act) that is: (i) a broker or dealer, (ii) a bank or bank holding company, or (iii) a futures commission merchant or a swap dealer, (collectively, “Affiliates”), will: (a) provide the Trust with a complete list of such Affiliates (“List of Affiliates”) on or before the effective date of this Agreement; (b) promptly provide the Trust with an updated List of Affiliates following any change to such list; and (c) not make an investment in an Acquired Fund that causes such Acquiring Fund to hold 5% or more of such

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Acquired Fund’s total outstanding voting securities without prior approval from the Acquired Fund.

4.	Indemnification

Each Acquiring Fund, severally and not jointly, agrees to hold harmless and indemnify the Acquired Funds, including any principals, directors or trustees, officers, employees and agents of the Acquired Funds (“Trust Agents”), against and from any and all losses, expenses or liabilities incurred by or claims or actions (“Claims”) asserted against the Acquired Funds, including any Trust Agent, to the extent such Claims result from (i) a violation or alleged violation by the Acquiring Fund or any directors or trustees, officers, employees and agents of the Acquiring Fund (“Acquiring Fund Agent”) of any provision of this Agreement or (ii) a violation or alleged violation by the Acquiring Fund or an Acquiring Fund Agent of the Rule, as interpreted or modified by the SEC or its Staff from time to time, such indemnification to include any reasonable counsel fees and expenses incurred in connection with investigating and/or defending such Claims.

5.	Notices

All notices, including all information that either party is required to provide under the terms of this Agreement and the Rule, shall be in writing and shall be delivered by registered or overnight mail, facsimile, or electronic mail to the address for each party specified below (which address may be changed from time to time by written notice to the other party).

If to the Acquiring Fund:	If to the Acquired Fund:

Northern Lights Fund Trust III

Attn: Richard Malinowski

c/o Ultimus Fund Solutions, LLC

80 Arkay Drive

Hauppauge, NY 11788

Email: malinowski@ultimusfundsolutions.com

With a copy to:

Thompson Hine, LLP

Attn: Legal Dept.

41 South High Street, Suite 1700

Columbus, OH 43215

Fax: 614-469-3361

Email: joann.strasser@thompsonhine.com

Rafferty Asset Management, LLC 1301 Avenue of the Americas (6th Ave.), 28th Floor New York, NY 10019 Attn: Angela Brickl Fax: (646) 572-3658 Email: compliancedirexion@direxionfunds.com

6.       Term; Termination;

(a) This Agreement shall be effective for the duration of the Acquired Funds’ and the Acquiring Funds’ reliance on the Rule, as interpreted or modified by the SEC or its Staff from

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time to time. While the terms of the Agreement shall only be applicable to investments in Acquired Funds made in reliance on the Rule, as interpreted or modified by the SEC or its Staff from time to time, the Agreement shall continue in effect until terminated pursuant to Section 6(b).

(b) This Agreement shall continue until terminated in writing by either party upon thirty (30) days’ notice to the other party, provided, however, that in the event of a material breach of this Agreement by either party, the other party may terminate immediately by providing notice in writing thereof. Upon termination of this Agreement, the Acquiring Fund may not purchase additional shares of the Acquired Fund beyond the Section 12(d)(1)(A) limits in reliance on the Rule.

7.       Assignment; Amendment

(a) This Agreement may not be assigned by either party without the prior written consent of the other.

(b) This Agreement may be amended only by a writing that is signed by each affected party.

8.       Governing Law; Execution

(a) This Agreement will be governed by New York law without regard to choice of law principles.

(b) In any action involving the Acquiring Funds under this Agreement, each Acquired Fund agrees to look solely to the individual Acquiring Fund(s) that are involved in the matter in controversy and not to any other series of the Acquiring Funds. In any action involving the Acquired Funds under this Agreement, each Acquiring Fund agrees to look solely to the individual Acquired Fund(s) that are involved in the matter in controversy and not to any other series of the Acquired Funds.

(c) The parties may execute this Agreement in multiple counterparts, each of which constitutes an original, and all of which collectively constitute only one Agreement. The signature of all of the parties need not appear on the same counterpart. This Agreement is effective upon delivery of one executed counterpart from each party to the other.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

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Each of the Acquiring Funds listed on Schedule A,

severally and not jointly,

on behalf of itself or each of its listed series:

/s/Eric Kane

Name: Eric Kane

Title: Secretary of Northern Lights Fund Trust III

DIREXION FUNDS, on

behalf of each of its series:

/s/Angela Brickl

Name: Angela Brickl

Title: Chief Compliance Officer & Secretary

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SCHEDULE A

List of Acquiring Funds

CURRENT AND PENDING NORTHERN LIGHTS FUND TRUST III FUNDS
Northern Lights Fund Trust III – 33 Funds

•         Absolute: (collectively, the “Absolute Funds”)

o    Absolute Capital Asset Allocator Fund (Asset Allocator)

o    Absolute Capital Defender Fund (Capital Defender)

•         ACM: (collectively, the “ACM Funds”)

o    ACM Dynamic Opportunity Fund (ACM Dynamic)

o    ACM Tactical Income Fund (ACM Tactical)

•         Boyd Watterson Limited Duration Enhanced Income Fund (BWLD)

•         Centerstone: (collectively, the “Centerstone Funds”)

o    Centerstone International Fund (“CS International”)

o    Centerstone Investors Funds (“CS Investors”)

•         Counterpoint: (collectively, the “Counterpoint Funds”)

o    Counterpoint Tactical Equity Fund (Counterpoint TE)

o    Counterpoint Tactical Income Fund (Counterpoint TI)

o    Counterpoint Tactical Municipal Fund (Counterpoint TM)

o    CP High Yield Trend ETF (CP HYT)

•         FPA Global Equity ETF (FPA ETF)*

•         Good Harbor Tactical Select Fund (Good Harbor)

•         HCM: (collectively, the “HCM Funds”)

o    HCM Defender 100 Index ETF (HCM 100)

o    HCM Defender 500 Index ETF (HCM 500)

o    HCM Dividend Sector Plus Fund (HCM DSP)

o    HCM Income Plus Fund (HCM IP)

o    HCM Tactical Growth Fund (HCM TG)

•         Issachar Fund (Issachar)

•         Marathon Value Portfolio (Marathon)

•         Newfound Risk Managed U.S. Growth Fund (Newfound)

•         Persimmon Long/Short Fund (Persimmon)

•         Pinnacle: (collectively, the “Pinnacle Funds”)

o    Pinnacle Sherman Multi-Strategy Fund (Pinnacle MS)

o    Pinnacle Sherman Breakaway Strategy Fund (Pinnacle BS)

•         RESQ: (collectively, the “RESQ Funds”)

o    RESQ Dynamic Allocation Fund (RESQ DA)

o    RESQ Strategic Income Fund (RESQ SI)

•         Swan: (collectively, the “Swan Funds”)

o    Swan Defined Risk Fund (Swan DR)

o    Swan Defined Risk Emerging Markets Fund (Swan EM)

o    Swan Defined Risk Foreign Fund (Swan Foreign)

o    Swan Defined Risk U.S. Small Cap Fund (Swan SC)

o    Swan Defined Risk Growth Fund (Swan GF)

•         The Covered Bridge Fund (Covered Bridge)

•         The Teberg Fund (Teberg)

•         Collectively, FYE 9/30

o 9/30

o 9/30

•         Collectively, FYE 12/31

o    FYE 12/31

o    FYE 12/31

•         FYE 6/30

•         Collectively, FYE 12/31

o    FYE 12/31

o    FYE 12/31

•         FYE 9/30

•         FYE 9/30

•         FYE 9/30

•         FYE 12/31

•         FYE TBD

•         FYE 9/30

•         Collectively, FYE 6/30

o 6/30

o 6/30

o 6/30

o 6/30

o 6/30

•         FYE 9/30

•         FYE 9/30

•         FYE 3/31

•         FYE 9/30

•         Collectively, FYE 9/30

o    FYE 9/30

o    FYE 9/30

•         Collectively, FYE 9/30

o    FYE 9/30

o    FYE 9/30

•         Collectively, FYE 6/30

o 6/30

o 6/30

o 6/30

o 6/30

o 6/30

•         FYE 9/30

•         FYE 3/31

* Fund not yet operational as of November 30, 2021

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SCHEDULE B

List of Excluded Series (Funds) of the Direxion Funds

Direxion Monthly NASDAQ-100 Bull 1.25X Fund (DXNLX)

Direxion Monthly NASDAQ-100 Bull 2X Fund (DXQLX)

Direxion Monthly Emerging Markets Bull 2X Fund (DXELX)

Direxion Monthly 7-10 Year Treasury Bull 2X Fund (DXKLX)

Direxion Monthly Small Cap Bull 2X Fund (DXRLX)

Direxion Monthly S&P 500 Bull 2X Fund (DXSLX)

Direxion Monthly High Yield Bull 1.2X Fund (DXHYX)

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